      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER __, 1997
                                                      REGISTRATION NO. 333-
================================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ------------

                                       Form S-8
                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933

                           CABLEVISION SYSTEMS CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

                                       DELAWARE
            (State or Other Jurisdiction of Incorporation or Organization)

                                      11-2776686
                       (I.R.S. Employer Identification Number)

                    ONE MEDIA CROSSWAYS, WOODBURY, NEW YORK 11797
                              TELEPHONE: (516) 364-8450
                 (Address of Principal Executive Offices) (Zip Code)

                 FIRST AMENDED AND RESTATED 1996 EMPLOYEE STOCK PLAN
                     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of the Plans)

                                   ROBERT S. LEMLE
               EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CABLEVISION SYSTEMS CORPORATION
                                 ONE MEDIA CROSSWAYS
                               WOODBURY, NEW YORK 11797
                       (Name and Address of Agent for Service)

                                    (516) 364-8450
            (Telephone Number, Including Area Code, of Agent for Service)


                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                                     PROPOSED
                                                                    PROPOSED         MAXIMUM
                                                                    MAXIMUM         AGGREGATE        AMOUNT OF
  TITLE OF EACH CLASS OF                                         OFFERING PRICE      OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED       AMOUNT TO BE REGISTERED(1)      PER SHARE(2)       PRICE(2)           FEE
-----------------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK, PAR
VALUE $.01 PER SHARE...........        1,560,000 SHARES          $76.625            $119,535,000     $35,263
=================================================================================================================


(1) 1,500,000 shares are being registered pursuant to the First Amended and Restated 1996 Stock Option Plan. 60,000 shares are being registered pursuant to the Stock Option Plan for Non-Employee Directors.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                   EXPLANATORY NOTE
                                   ----------------


    As permitted by Rule 428 and the Instructions to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement (the "Plans") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Cablevision Systems Corporation (the "Company" or the "Corporation") hereby incorporates by reference into this Prospectus the following documents or information filed with the Commission:

    1. the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Company's Form 10-K/A for the fiscal year ended December 31, 1996;

    2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

    3. the Company's Current Reports on Form 8-K filed February 18, 1997, March 12, 1997, April 18, 1997, June 10, 1997, July 10, 1997, August 30, 1997
and September 9, 1997; and

    4. the description of the Company's Class A Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-1 (No. 33-1936) and incorporated by reference in the Company's Registration Statement on Form 8-A (No. 1-9046).

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statue requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    The first paragraph of Article Ninth of the Corporation's Certificate of Incorporation provides:

         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

    Article VIII of the By-Laws of the Corporation provides:

         A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.
         B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
         C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    The Corporation has entered into indemnification agreements with certain of its officers and directors indemnifying such officers from and against certain expense, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. The Corporation has also entered into an agreement with Charles F. Dolan ("Mr. Dolan"), the Chairman of the Corporation, pursuant to which Mr. Dolan has agreed to guarantee the Corporation's obligation to indemnify its officers and directors to the fullest extent permitted by Delaware law. In addition, subject to certain limitations, Mr. Dolan has agreed to indemnify such officers and directors against any loss or expense such person may incur in connection with any transaction involving Mr. Dolan or entities affiliated with Mr. Dolan to the extent indemnification is not provided by the Corporation. Any payment required to be made by Mr. Dolan pursuant to such agreement will be reduced by any proceeds of insurance or reimbursement under any other form of indemnification reimbursement available to such officer or director. The Corporation maintains directors' and officers' liability insurance.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of the Corporation's Certificate of Incorporation provides for such limitation of liability.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit
  No.    Description
-------  -----------

3.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 10-K")).

3.1A Amendment to Certificate of Incorporation and complete copy of amended and restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 10-K")).

3.1B Certificate of Designations for the Series H Redeemable Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 4.1C to the Company's Registration Statement on Form S-4, File No. 33-63691).

3.1C Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K filed November 7, 1995).

3.1D Certificate of Designations for the Series M Redeemable Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 4.1F to the Company's Amendment No. 1 to Form S-4, File No. 333-02527).

3.2 Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2D to the Company's Registration Statement on Form S-4, File No. 33-62717).

4.1      Specimen of Class A Common Stock Certificate.

5.1 Opinion of Robert S. Lemle, Esq. as to the validity of Class A Common Stock issued under the Plans.

23.1     Consent of Robert S. Lemle, Esq. (contained in Exhibit 5.1).

23.2     Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney is included in the signature page of the registration statement.

ITEM 9.  REQUIRED UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any arrangement or provision, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Oyster Bay and the State of New York, on December 1, 1997.

                                            CABLEVISION SYSTEMS CORPORATION

                                            By: /s/ James L. Dolan
                                                -----------------------------
                                                  James L. Dolan
                                                  Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert S. Lemle, David A. Deitch, William J. Bell and Marc A. Lustgarten and each of them acting individually, as his attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Cablevision Systems Corporation and any and all amendments thereto under the Securities Act of 1933, including any and all post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 1, 1997:

         Name                                    Title
         ----                                    -----


/s/ James L. Dolan
----------------------------   Chief Executive Officer (Principal Executive
    James L. Dolan             Officer) and Director


/s/ William J. Bell
----------------------------   Vice Chairman (Principal Accounting Officer) and
    William J. Bell            Director


/s/ Andrew B. Rosengard
----------------------------   Executive Vice President, Financial Planning and
   Andrew B. Rosengard         Controller (Principal Accounting Officer)



----------------------------   Chairman of the Board
    Charles F. Dolan



----------------------------   Vice Chairman and Director
   Marc A. Lustgarten

/s/ Robert P. May
----------------------------   Chief Operating Officer and Director
     Robert P. May


/s/ Robert S. Lemle
----------------------------   Executive Vice President, General Counsel,
    Robert S. Lemle            Secretary and Director


/s/ Sheila A. Mahony
----------------------------   Senior Vice President and Director
    Sheila A. Mahony


/s/ John Tatta
----------------------------   Director and Chairman of the Executive Committee
       John Tatta


/s/ Patrick F. Dolan
----------------------------   Director and Vice President of News
     Patrick F. Dolan



----------------------------   Director
  Francis F. Randolph, Jr.


/s/ Daniel T. Sweeney
----------------------------   Director
     Daniel T. Sweeney


/s/ Charles D. Ferris
----------------------------   Director
     Charles D. Ferris


/s/ Richard H. Hochman
----------------------------   Director
     Richard H. Hochman


/s/ Victor Oristano
----------------------------   Director
      Victor Oristano


/s/ Vincent Tese
----------------------------   Director
        Vincent Tese

                                    EXHIBIT INDEX


Exhibit
  No.    Description
-------  -----------

3.1 Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 10-K")).

3.1A Amendment to Certificate of Incorporation and complete copy of amended and restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 10-K")).

3.1B Certificate of Designations for the Series H Redeemable Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 4.1C to the Company's Registration Statement on Form S-4, File No. 33-63691).

3.1C Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K filed November 7, 1995).

3.1D Certificate of Designations for the Series M Redeemable Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 4.1F to the Company's Amendment No. 1 to Form S-4, File No. 333-02527).

3.2 Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2D to the Company's Registration Statement on Form S-4, File No. 33-62717).

4.1 Specimen of Class A Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-1936).

5.1 Opinion of Robert S. Lemle, Esq. as to the validity of Class A Common Stock issued under the Plans.

23.1     Consent of Robert S. Lemle, Esq. (contained in Exhibit 5.1).

23.2     Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney is included in the signature page of the registration statement.